Exhibit 99.1

For more information:	Investor Relations:
Gordon Heneweer	JoAnn Horne
Interim Chief Financial Officer	Market Street Partners
EFI	415-445-3235
650-357-3500

EFI REPORTS Q2 2010 RESULTS

Revenue Increases 32% Year-Over-Year

Foster City, Calif. – July 22, 2010 – Electronics For Imaging, Inc. (Nasdaq: EFII), a world leader in customer-focused digital printing innovation, today announced its results for the second quarter of 2010. For the quarter ended June 30, 2010, the Company reported revenues of $119.1 million, compared to second quarter 2009 revenue of $90.1 million.

GAAP net loss was $(2.5) million or $(0.06) per diluted share in the second quarter of 2010, compared to GAAP net loss of $(13.3) million or $(0.27) per diluted share for the same period in 2009.

GAAP net loss was $(13.9) million or $(0.31) per diluted share for the six months ended June 30, 2010, compared to GAAP net income of $13.4 million or $0.26 per diluted share for the same period in 2009.

Non-GAAP net income was $4.0 million or $0.09 per diluted share in the second quarter of 2010, compared to non-GAAP net loss of $(6.1) million or $(0.12) per diluted share for the same period in 2009.

Non-GAAP net income was $3.9 million or $0.08 per diluted share for the six months ended June 30, 2010, compared to non-GAAP net loss of $(10.5) million or $(0.21) per diluted share for the same period in 2009.

“EFI posted a solid performance in Q2, with sequential revenue growth in all three of our businesses and greater than 30% year-over-year revenue growth in our Fiery and Inkjet segments, allowing us to exceed both our revenue and earnings outlook,” said Guy Gecht, CEO of EFI. “We are also pleased with the progress we made on operating profit and cash flow and we look for these positive trends to continue in the current quarter.”

EFI will discuss the Company’s financial results by conference call at 2:00 p.m. PDT today. Instructions for listening to the conference call over the Web are available on the investor relations portion of EFI’s website at www.efi.com.

About our Non-GAAP Net Income and Adjustments

To supplement our consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income (loss) and earnings per diluted share that are GAAP net income (loss) and GAAP earnings per diluted share adjusted to exclude certain recurring and non-recurring costs, expenses and gains. We believe that the presentation of non-GAAP net income (loss) and non-GAAP earnings per diluted share provides important supplemental information to management and investors regarding non-cash expenses, significant recurring and non-recurring items that we believe are important to understanding our financial and business trends relating to our financial condition and results of operations. Non-GAAP net income (loss) and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income (loss) and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts and/or timing may vary significantly depending upon the Company’s activities and other factors, facilitates comparability of the Company’s operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

We compute non-GAAP net income (loss) and non-GAAP earnings per diluted share by adjusting GAAP net income (loss) and GAAP earnings per diluted share to remove the impact of recurring amortization of acquisition-related intangibles, stock-based compensation expense, as well as restructuring related and non-recurring charges and gains and the tax effect of these adjustments. Such non-recurring charges and gains include end-of-life inventory purchase and related obsolescence, project abandonment costs, asset impairment charges, certain legal settlements, our sale of certain real estate assets, acquisition-related transaction costs and legal expenses, and costs to integrate such acquisitions into our business. Examples of these excluded items are:

•	Recurring charges and gains, including:

•	Amortization of acquisition-related intangibles. Intangible assets acquired to date are being amortized on a straight-line basis.

•	Stock-based compensation expense is recognized in accordance with FASB Accounting Standards Codification, Topic 718, Stock Compensation.

•	Non-recurring charges and gains, including:

•	Excess solvent inventories and related end-of-life purchases.

•

Acquisition-related transaction costs and legal expenses associated with the acquisition of privately held Golflane Limited, a UK private limited company, the parent holding company of Radius Solutions Incorporated, which closed on July 2, 2010.

•	Restructuring and Other consists of:

•	Restructuring related charges. We have incurred restructuring charges as we reduce the number and size of our facilities and the size of our workforce.

•

Asset impairment costs consist primarily of equipment and non-cancellable purchase orders incurred relating to a planned product that was cancelled, a facility closure, and the write-off of a private minority investment.

•	Integration expenses required to integrate Radius into our business.

•

Gain on sale of building & land. On January 29, 2009, we sold a portion of the Foster City, California campus for a final amount of $137.3 million to Gilead Sciences, Inc., resulting in a gain on sale of approximately $80.0 million as of June 30, 2009.

•

Tax effect of these adjustments. After removing the non-GAAP items, we apply the principles of ASC 740, Income Taxes, to estimate the non-GAAP income tax provision in each jurisdiction in which we operate.

These non-GAAP measures are not in accordance with or an alternative for GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per diluted share should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of GAAP Net Income to Non-GAAP Net Income” included in this press release.

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “anticipate”, “believe”, “estimate”, “expect”, “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding continuation of certain positive trends, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not necessarily limited to, inaccurate data or assumptions; unforeseen expenses; the difficulty of aligning expense levels with revenue changes; execution of actions to reduce our operational costs and ability to maintain effective cost control measures; unexpected declines in revenues or increases in expenses; management’s ability to forecast revenues, expenses and earnings, especially on a quarterly basis; the market prices of the Company’s common stock; the uncertainty regarding the amount and timing of future share repurchases by the Company and the origin of funds used for such repurchases; any world-wide financial and economic difficulties and downturns, including contraction in credit markets, and adverse variations in foreign exchange rates, that could affect demand for our products, and increase the volatility of our profitability, as well as the risk of bank failures, insolvency or illiquidity of other financial institutions and other adverse conditions in financial markets that could cause a loss of our cash deposits and invested cash and cash equivalents; uncertainty to accurately predict the outcome of foreign tax audits and determine our tax provisions; uncertainty regarding our effective tax rate in the future that may be impacted by various factors, including but not limited to new U.S. tax legislative proposals; failure to retain key employees; product cancellation costs; a significant decline or delay in demand for our products by any of our important OEM partners; the unpredictability of development schedules and commercialization of the products manufactured and sold by our OEM partners; variations in growth rates or declines in the printing and imaging markets across various geographic regions; changes in historic customer order patterns, including changes in customer and channel inventory levels; changes in the mix of products sold leading to variations in operating results; the uncertainty of market acceptance of new product introductions; delays in product deliveries that cause quarterly revenues and income to fall significantly short of anticipated levels; competition and/or market factors, which may adversely affect margins; competition in each of our businesses, including competition from products internally developed by EFI’s customers; challenge of managing assets levels, including inventory and variations in inventory valuation; intense competition in the industrial and commercial digital inkjet market; the uncertainty of continued success in technological advances, including development and implementation of new processes and strategic products; the challenges of obtaining timely, efficient and quality product manufacturing and components supplying; litigation involving intellectual property rights or other related matters; our ability to successfully integrate acquired businesses, without operational disruption to our existing businesses; the potential that investments in new business strategies and initiatives could disrupt the Company’s ongoing businesses and may present risks not originally contemplated; the potential loss of sales, unexpected costs or adverse impact on relations with customers or suppliers as a result of acquisitions; differences between the financial results as filed with the SEC and the preliminary results included in our earnings or other press releases due to the complexity in accounting rules; and any other risk factors that may be included from time to time in the Company’s SEC reports.

The statements in this press release are made as of the date of this press release. EFI undertakes no obligation to update information contained in this press release. For further information regarding risks and uncertainties associated with EFI’s businesses, please refer to the section entitled “Factors That Could Adversely Affect Performance” in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at www.efi.com.

About EFI

EFI (www.efi.com) is a world leader in customer-focused digital printing innovation. EFI’s award-winning solutions, integrated from creation to print, deliver increased performance, cost savings and productivity. The company’s robust product portfolio includes Fiery® digital color print servers; VUTEk® superwide digital inkjet printers, UV and solvent inks; Rastek UV wide-format inkjet printers; Jetrion® industrial inkjet printing systems; print production workflow and management information software; and corporate printing solutions.

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenue	$119,117	$90,110	$229,947	$186,255
Cost of revenue	58,154	43,339	110,212	86,556

Gross profit	60,963	46,771	119,735	99,699
Operating expenses:
Research and development	24,829	27,799	50,958	57,108
Sales and marketing	26,144	25,706	51,247	49,893
General and administrative	8,879	7,855	18,856	16,890
Amortization of identified intangibles	2,928	5,482	5,857	12,423
Restructuring and other	1,010	3,532	3,021	9,960

Total operating expenses	63,790	70,374	129,939	146,274

Loss from operations	(2,827)	(23,603)	(10,204)	(46,575)
Interest and other income (expense), net:
Interest and other income (expense), net	(1,813)	2,000	(4,127)	1,523
Gain on sale of building & land	—	628	—	79,991

Total interest and other income (expense), net	(1,813)	2,628	(4,127)	81,514

Income (loss) before income taxes	(4,640)	(20,975)	(14,331)	34,939
Benefit from (provision for) income taxes	2,098	7,666	411	(21,534)

Net income (loss)	$(2,542)	$(13,309)	$(13,920)	$13,405

Fully Diluted EPS calculation
Net income (loss)	$(2,542)	$(13,309)	$(13,920)	$13,405

Net income (loss) per diluted common share	$(0.06)	$(0.27)	$(0.31)	$0.26

Shares used in diluted per share calculation	45,173	48,996	44,936	50,712

Electronics For Imaging, Inc.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net income (loss)	$(2,542)	$(13,309)	$(13,920)	$13,405

Excess solvent inventories and related end-of-life purchases	2,308	—	2,308	—
Amortization of identified intangibles	2,928	5,482	5,856	12,423
Stock based compensation expense – Cost of revenue	275	303	529	554
Stock based compensation expense – Research and development	745	1,632	1,855	2,947
Stock based compensation expense – Sales and marketing	954	1,502	1,907	2,193
Stock based compensation expense – General and administrative	1,293	1,503	2,937	2,746
Acquisition-related transaction costs and legal expenses	460	—	1,088	(82)
Restructuring and other	1,010	3,532	3,021	9,960
Gain on sale of building & land	—	(628)	—	(79,991)

Tax effect of non-GAAP adjustments	(3,431)	(6,137)	(1,704)	25,395

Non-GAAP net income (loss)	$4,000	$(6,120)	$3,877	$(10,450)

Non-GAAP net income (loss) per diluted common share	$0.09	$(0.12)	$0.08	$(0.21)

Shares used in per share calculation	46,523	48,996	46,431	50,223

Electronics For Imaging, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2010	December 31, 2009
Assets
Cash, cash equivalents, and short-term investments	$213,239	$204,201
Accounts receivable, net	75,836	80,168
Inventories, net	41,020	48,786
Other current assets	17,319	15,291

Total current assets	347,414	348,446

Property and equipment, net	25,732	28,229
Restricted investments	56,850	56,850
Goodwill	122,270	122,840
Intangible assets, net	48,415	54,449
Other assets	51,790	50,367

Total assets	$652,471	$661,181

Liabilities & Stockholders’ equity
Accounts payable	$37,387	$35,929
Accrued and other liabilities	59,119	59,382
Income taxes payable	443	6,483

Total current liabilities	96,949	101,794
Long term taxes payable	39,045	36,961

Total liabilities	135,994	138,755
Total stockholders’ equity	516,477	522,426

Total liabilities and stockholders’ equity	$652,471	$661,181

Electronics For Imaging, Inc.

Revenue by Operating Segment and Geographic Area

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenue by Operating Segment
Fiery	$54,473	$40,210	$107,460	$89,315
Inkjet	50,190	36,461	94,028	68,561
Professional printing applications	14,454	13,439	28,459	28,379

Total	$119,117	$90,110	$229,947	$186,255

Revenue by Geographic Area
Americas	$69,718	$52,702	$132,340	$109,165
EMEA	36,581	27,257	67,989	55,224
Japan	8,854	6,326	21,948	16,018
Other international locations	3,964	3,825	7,670	5,848

Total	$119,117	$90,110	$229,947	$186,255